Exhibit 10.10

Abbott Laboratories

Compensation Arrangements

Effective March 1, 2009, the base salary of John M. Capek, Executive Vice President, Medical Devices, is $615,900 and the base salary of Laura J. Schumacher, Executive Vice President, General Counsel and Secretary, is $803,400.